UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
           ----------------------------------------------------------
                (State or other jurisdiction of (Commission File
                                (I.R.S. Employer
                     incorporation or organization) Number)
                               Identification No.)


               77 West Wacker Drive, Suite 3900, Chicago, Illinois
                                      60601
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.


On March 11, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that it had obtained a $195.0 million loan (the "Loan") from Lehman Brothers Bank FSB ("Lehman"). The Loan was made to the Company's subsidiary, 330 N. Wabash Avenue, L.L.C. ("330 LLC"), and is secured by a first mortgage encumbering the One IBM Plaza office property located at 330 North Wabash Avenue, Chicago, Illinois (the "Property"). The Loan was funded on March 10, 2003 and retired both the existing senior and mezzanine loans encumbering the Property. One IBM Plaza is a 52-story building that contains 1,358,913 square feet of rentable area and a 906-car parking garage.

The Loan has a term of three years, with two one-year extension options exercisable for a fee of 0.25% of the Loan amount for each extension. The Loan does not require any scheduled repayments of principal prior to maturity. The Loan has an interest rate of 285 basis points over one-month LIBOR provided, that, the first $160.0 million of principal of the Loan has a minimum LIBOR rate of 2.0% and the remaining $35.0 million of principal of the Loan has a minimum LIBOR rate of 3.0%. This results in a blended minimum annual interest rate for the entire Loan of 5.03%. As required by the Loan documents, the Company has obtained an interest rate cap of LIBOR at 6.6% for the term of the Loan. At closing, 330 LLC paid Lehman a financing fee of 1.0% of the principal amount of the Loan. The loan may not be prepaid during the first twelve months of the Loan term, but may be prepaid in whole or in part thereafter, without any prepayment penalty.

The Company used the net proceeds from the Loan to (i) repay in full a $30.3 million mezzanine loan relating to the Property which accrued interest at 11.75% per year, (ii) repay in full a $150.8 million first mortgage loan (including an exit fee of $0.8 million) encumbering the Property which accrued interest at 170 basis points over one-month LIBOR per year, (iii) fund real estate tax, insurance and capital improvement escrows of $2.5 million as required under the terms of the Loan, and (iv) pay $8.96 million in partial repayment of a loan from Security Capital Preferred Growth Incorporated which accrues interest at 12.75% per year. The Security Capital payment consisted of $8.5 million of principal, $ 0.4 million of accrued interest and $0.06 million of exit fee. The Company estimates that the refinancing will reduce the Company's capital outlays during 2003 by approximately $12.4 million, which includes an approximately $0.4 million reduction in interest incurred, a $5.0 million reduction in an escrow deposit originally required to exercise a one-year first mortgage loan extension in December 2003 and a $7.0 million reduction in mandatory repayments of principal.

The loan is non-recourse except for the limited guarantees described below and except for standard carve-outs, including environmental matters, intentional misrepresentation, misappropriation of funds (including proceeds paid under any insurance policies or condemnation proceedings, rents, and security deposits), fraud, intentional waste, unauthorized transfer, filing of voluntary bankruptcy by 330 LLC, and certain other of Lehman's customary carve-outs, which are recourse to 330 LLC and the Company's operating partnership, Prime Group Realty, L.P. (the "Operating Partnership"). The Operating Partnership and 330 LLC have guaranteed $4.0 million of the principal amount of the Loan. In addition, the Operating Partnership and 330 LLC have agreed to guaranty the cost of any remediation of asbestos required in connection with the leasing of the Property up to a maximum amount of $6.0 million, and place $3.0 million in escrow from the cash flow from the Property in 24 equal installments of $0.125 million commencing in January 2004 to secure the cost of any necessary remediation in the future. The Property currently contains asbestos in the form of non-friable spray-on insulation located on the decking and beams of the building. The Company has been informed by its environmental consultants that the asbestos in the Property is not friable and no remediation of the asbestos is necessary.

The parking garage for the Property is located on land which is being leased by 330 LLC as tenant pursuant to a ground lease with a third party. In order to obtain certain modifications to the ground lease that were required by Lehman, 330 LLC agreed to increase the rent under the ground lease from $10,278 per month to $18,389 per month.

Pursuant to the terms of the Loan, the Company is required to make monthly escrow deposits for real estate taxes, insurance and ground rent. In addition, commencing in January 2004, the lesser of $450,000 or available cash flow of the property per month is to be deposited into a tenant improvement/leasing commission reserve account (the "Account"). If there is available cash flow in excess of $450,000, any amounts in excess of $450,000 are required to be deposited into the Account to the extent any prior month(s) deposits were less than $450,000. If a certain leasing benchmark provided by the Loan is not satisfied at the Property by August 9, 2005, all net cash flow from the property is required to be deposited into the Account until an aggregate of $15.0 million has been deposited in the Account. However, in such event, if an aggregate of $9.0 million has not been deposited in the account by August 9, 2005, any shortfall is required to be deposited into the Account at that time. If an aggregate of $15.0 million has not been deposited by August 9, 2006, any shortfall is required to be deposited into the Account at that time. If the leasing benchmark is satisfied by August 9, 2005, $6.0 million must have been deposited into the Account and, if not, any shortfall is required to be deposited into the Account at that time. 330 LLC and the Operating Partnership, as guarantor, are responsible for any shortfalls. Letters of credit may be provided in lieu of cash deposits to the Account.

The Company issued a Press Release on March 11, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits:

             Exhibit
               No.           Description
               ---           -----------
               99.1          Press  Release of Prime Group  Realty  Trust dated
                             March 11, 2003.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIME GROUP REALTY TRUST


Dated: March 12, 2003               By:   /s/  Louis G. Conforti
                                          ----------------------

                                          Louis G. Conforti
                                          Co-President and
                                          Chief Financial Officer

                                EXHIBIT NO. 99.1


FOR IMMEDIATE RELEASE --
TUESDAY, MARCH 11, 2003

                 PRIME GROUP REALTY TRUST REFINANCES ONE IBM PLAZA WITH A $195.0 MILLION LOAN FROM LEHMAN BROTHERS;
                    RETIRES $38.8 MILLION OF MEZZANINE LOANS



Chicago, IL. March 11, 2003 - Prime Group Realty Trust (NYSE: PGE) (the "Company") announced today that it closed a $195.0 million loan from Lehman Brothers Bank FSB ("Lehman"). The Lehman loan is secured by a first mortgage encumbering the Company's One IBM Plaza office property located at 330 North Wabash Avenue, Chicago, Illinois. The Lehman loan retired both the existing senior and mezzanine loans encumbering the property. One IBM Plaza is a 52-story building with 1,358,913 square feet of rentable area and a 906-car parking garage.

The loan has a term of three years with two one-year extension options, and does not require any scheduled repayments of principal prior to maturity. The loan has an interest rate of 285 basis points over one-month LIBOR, with a minimum rate which results in a current effective interest rate of 5.03%. The Company has obtained an interest rate cap of LIBOR at 6.6% in connection with the refinancing.

The transaction allowed the Company to (i) repay in full a $30.3 million mezzanine loan relating to the property which accrued interest at 11.75% per year, (ii) repay in full a $150.8 million first mortgage loan encumbering the property, (iii) fund real estate tax, insurance and capital improvement escrows of $2.5 million, and (iv) repay $8.96 million on a loan from Security Capital Preferred Growth Incorporated which accrues interest at 12.75% per year.

"As we have committed, we are taking significant strides to improve the capital structure of the Company while continuing to operate our business in a prudent manner," stated Stephen J. Nardi, the Company's Chairman of the Board. Mr. Nardi added, "we continue our step-by-step approach in creating value for our shareholders."

 "The importance of this transaction evidences itself in a variety of ways, most importantly, the repayment of $30.3 million of 11.75% mezzanine debt and $8.96 million of the 12.75% Security Capital Preferred Growth loan," stated Louis G. Conforti, the Company's Co-President and Chief Financial Officer. "The cash flow effect from the Lehman loan amounts to a total decrease in capital outlays during 2003 of $12.4 million, which includes principal, interest, and escrow reductions. It also illustrates our ability to negotiate in a fair and equitable fashion with lending institutions."

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 15 office properties, including the recently completed Bank One Corporate Center in downtown Chicago, containing an aggregate of 7.8 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 202.1 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Stephen J. Nardi            Louis G. Conforti
 Chairman of the Board       Office of the President
 312/917-1300                Chief Financial Officer
                             312/917-1300